UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2012

State Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

000-54056	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.07.  Submission of Matters to Vote of Security Holders

State Bank Financial Corporation held its Annual Meeting of Shareholders on Wednesday, May 23, 2012, in Atlanta, Georgia.  We asked our shareholders to vote on the following three proposals:

·                  to elect eight directors to serve a one-year term;

·                  to conduct an advisory vote on the compensation of our named executive officers (the “say on pay vote”); and

·                  to ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2012.

Following is a tabulation of the votes with respect to each proposal.

Election of Directors

The following directors were elected with the following votes to serve until the 2013 annual meeting of shareholders or until their respective successors are duly elected and qualified.

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
James R. Balkcom, Jr.	22,736,543	2,911,554	34,195	3,106,942
Kelly H. Barrett	25,239,755	408,342	34,195	3,106,942
Archie L. Bransford, Jr.	22,736,543	2,911,554	34,195	3,106,942
Kim M. Childers	24,835,088	813,009	34,195	3,106,942
Joseph W. Evans	25,222,357	458,240	1,695	3,106,942
Virginia A. Hepner	22,660,143	2,987,954	34,195	3,106,942
J. Daniel Speight, Jr.	23,200,715	2,480,782	795	3,106,942
J. Thomas Wiley, Jr.	23,403,701	2,276,896	1,695	3,106,942

Say on Pay

The compensation of our named executive officers was approved with the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,402,476	261,821	17,995	3,106,942

Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2012 was approved with the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,783,590	2,396	3,248	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: May 25, 2012	By:	/s/ Thomas L. Callicutt, Jr.
Thomas L. Callicutt, Jr.
Chief Financial Officer

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